EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Pre-Amendment No. 3 to its Form S-1 Registration Statement of Phyhealth Corporation under the caption “Legal Matters.”

/s/CARL N. DUNCAN, ESQ.
CARL N. DUNCAN, ESQ., LLC

Bethesda, Maryland July 12, 2010